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                                                                    Exhibit 99.1


                   [LETTERHEAD OF BT ALEX. BROWN INCORPORATED]


                                                       March 6, 1998


The Board of Directors
Pharmacopeia, Inc.
Princeton Forrestal Center
101 College Road East
Princeton, NJ  08540

Members of the Board:

                  We hereby consent to the inclusion of our opinion letter to the Board of Directors of Pharmacopeia, Inc. ("Pharmacopeia") as Annex 2 to the Joint Proxy Statement/Prospectus of Pharmacopeia and Molecular Simulations Incorporated ("MSI") relating to the proposed merger transaction involving Pharmacopeia and MSI. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.




                                    By: /s/ BT Alex. Brown Incorporated
                                        ----------------------------------
                                           BT ALEX. BROWN INCORPORATED